                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-87916, 33-88506, 33-88508, 33-88510, 333-08939, 333-31793, 333-52255,
333-71075, 333-75569, 333-78703, 333-78705, 333-82597, 333-84597, 333-85475,
333-90299, 333-92487, 333-45024 and 333-56560 of RSA Security Inc. (the
"Company") on Forms S-8 and Registration Statement No. 333-49949 of the Company on Form S-3 of our report dated January 16, 2001 (March 23, 2001 as to Note 2), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
March 28, 2001